                                                                    Exhibit 10.6


                         MORTGAGE AND SECURITY AGREEMENT

     THIS MORTGAGE AND SECURITY AGREEMENT (this "Mortgage") made as of September 27, 1996 between Alkermes Controlled Therapeutics Inc. II, a Pennsylvania corporation, with its principal place of business at 265 Olinger Circle, Wilmington, OH and its chief executive offices at 64 Sidney Street, Cambridge, MA 02139 (the "Mortgagor") and Fleet National Bank, with an office at 75 State Street, Boston, MA 02109 (the "Mortgagee").

     WITNESSETH, that for consideration paid, in order to secure (a) the payment of an indebtedness in the sum of Five Million and 00/100 ($5,000,000.00) Dollars, lawful money of the United States and the interest thereon, to be paid in accordance with that certain promissory note in said principal amount of even date herewith (the "Ohio Term Note") issued by Alkermes, Inc., a Pennsylvania corporation ("Alkermes") and the Mortgagor and payable to the order of the Mortgagee, (b) the payment of the principal of, and interest on, all other promissory notes of the Mortgagor, Alkermes and/or Alkermes Controlled Therapeutics, Inc. ("ACT I") (the "Other Term Notes") which (i) may have heretofore been issued by Alkermes under that certain letter agreement dated November 19, 1992, as amended, between Alkermes and Fleet Bank of Massachusetts, N.A. (the Mortgagee being the successor by merger to said Fleet Bank of Massachusetts, N.A.) (said November 19, 1992 letter agreement having been restated and superseded by the letter agreement of even date herewith (the "Loan Agreement") among Alkermes, ACT I, the Mortgagor and the Mortgagee), as such promissory notes have heretofore been amended or may hereafter be amended or
(ii) may now or hereafter be issued by the Mortgagor, Alkermes and/or ACT I under the Loan Agreement, (c) the payment of all other charges provided for in the Ohio Term Note and/or in any of the Other Term Notes (said Ohio Term Note and said Other Term Notes being hereinafter collectively referred to as the "Notes") and the payment of all other money secured hereby, (d) the performance of all covenants and agreements of the Mortgagor hereinafter contained, and (e) the payment and performance of any and all other liabilities, obligations, covenants and agreements (direct or indirect, absolute or contingent, sole, joint or several, now existing or hereafter arising) of the Mortgagor, Alkermes and/or ACT I to the Mortgagee, including, without limitation, those now or hereafter arising under the Loan Agreement; and all amendments, restatements, renewals, extensions and substitutions of, for or to any of the foregoing, the Mortgagor does hereby grant, bargain, sell, convey, assign, transfer, grant a security interest in and mortgage to the Mortgagee and to its successors and assigns, WITH MORTGAGE COVENANTS,

     ALL that certain lot, piece or parcel of land with the buildings and improvements now or hereafter located thereon, situate, lying and being in Union Township, County of Clinton, State of Ohio, which lot, piece or parcel of land is more particularly bounded and described as set forth on Exhibit A attached hereto and made a part hereof.

     TOGETHER with all and singular the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining, and the reversion or reversions, remainder and remainders, rents, issues and profits thereof; and also all the estate, right, title, interest, property, claim and demand whatsoever of the Mortgagor of, in and to the same and of, in and to every part and parcel thereof.

     TOGETHER with all right, title and interest of the Mortgagor, if any, in and to the land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the above-described real estate to the centerline thereof.

     TOGETHER with all fixtures now or hereafter located at above-described real estate and such machinery, equipment and appliances as are owned by the Mortgagor, now or hereafter located at said real estate and used in the operation and maintenance of the buildings or improvements now or hereafter located thereon (excluding, in any event, all such machinery, equipment and appliances used in connection with the Mortgagor's business and operations), all whether now owned or hereafter acquired, whether affixed or moveable, and all replacements of, substitutions for and accessions to any of same and all proceeds (including, without limitation, insurance proceeds) of any of foregoing (all of the foregoing being collectively referred to herein as the "Equipment").

     TOGETHER with any and all awards or payments, including interest thereon, and the right to receive the same, which may be made with respect to the above-described property as a result of (a) the exercise of the right of eminent domain, (b) the alteration of the grade of any street, or (c) any other injury to or decrease in the value of said property, to the extent of all amounts which may be secured by this Mortgage at the date of receipt of any such award or payment by the Mortgagee, and of the reasonable counsel fees, costs and disbursements incurred by the Mortgagee in connection with the collection of such award or payment. The Mortgagor agrees to execute and deliver, from time to time, such further instruments as may be requested by the Mortgagee to confirm such assignment to the Mortgagee of any such award or payment.

     TOGETHER with all rights of the Mortgagor under all leases, tenancies, occupancy agreements, construction contracts, architect's contracts, management agreements and other agreements now or hereafter entered into by the Mortgagor with respect to the construction of any improvements on the above-described property and/or the occupancy or operation of any such improvements.

     TOGETHER with all proceeds (including, without limitation, insurance proceeds) of any of the foregoing.

     TO HAVE AND TO HOLD all of the above granted and described real estate, Equipment, property, rights and interests (collectively, the "Mortgaged Premises") unto the Mortgagee, its successors and assigns, forever.

     PROVIDED ALWAYS, and these presents are upon this express condition, that if (A) the Mortgagor shall well and truly pay unto the Mortgagee, its successors or assigns, the principal sum of each of the Notes and the interest thereon at the times and in the manner provided for in the Notes and shall pay all other sums secured hereby and shall well and truly abide by and comply with each and every covenant and condition secured hereby or set forth herein and (B) all other moneys now owing or hereafter coming due under the Loan Agreement and/or any of the other Loan Documents (as defined in the Loan Agreement) or now or hereafter owed to the

Mortgagee or to any affiliate of the Mortgagee shall have been duly paid in full and discharged and all commitments and/or loan facilities now or hereafter made available to Alkermes, ACT I and/or the Mortgagor by the Mortgagee and/or any affiliate of the Mortgagee shall have been terminated, then these presents and the estate hereby granted shall cease and determine. Notwithstanding the foregoing, the Mortgagee agrees that if all of the principal of and interest on that term loan (the "Ohio Term Loan") evidenced by the Ohio Term Note and all other charges now or hereafter owed by the Mortgagor in respect of the Ohio Term Loan shall have been paid in full and no "Event of Default" (as defined in the Loan Agreement) then exists under the Loan Agreement, then the Mortgagee will, at the Mortgagor's request, execute and deliver a release of this Mortgage.

     AND the Mortgagor covenants with the Mortgagee as follows:

     1. The Mortgagor will pay all sums of money required to be paid pursuant to the Notes and all interest thereon, at the times and in the manner provided for in the Notes.

     2. The Mortgagor will keep the buildings on the Mortgaged Premises and the Equipment insured for the benefit of the Mortgagee against loss or damage by fire, lightning, windstorm, hail, explosion, vandalism, malicious mischief and all extended coverage and special extended coverage perils, all in amounts approved by the Mortgagee not less than 100% of full replacement value of the Mortgaged Premises, with agreed amount endorsement, and, when and to the extent reasonably required by the Mortgagee, against any other risk typically insured against by persons operating like properties in the locality of the Mortgaged Premises. The Mortgagor shall also obtain and maintain (to the extent available at commercially reasonable rates) boiler and machinery coverage (direct damage and use and occupancy) on a replacement cost basis where deemed reasonably advisable by the Mortgagee. At the request of the Mortgagee, the Mortgagor shall also obtain, to the extent available at commercially reasonable rates, insurance with respect to loss from flood and earthquake. In addition, the Mortgagor shall obtain and maintain public liability insurance protecting the Mortgagor and the Mortgaged Premises against liability for injuries to persons in the minimum amount of $1,000,000 per person and $5,000,000 for each occurrence in the aggregate. During any construction, the Mortgagor will also carry or cause to be carried builders' risk-all risk insurance satisfactory to the Mortgagee. All insurance herein provided for shall be in such form and written by such companies as may be reasonably approved by the Mortgagee. All policies of insurance which insure against any loss or damage to the Mortgaged Premises shall provide for loss to be payable to the Mortgagee pursuant to the standard mortgagee clause. A duplicate original copy or certificate of each policy of insurance shall be furnished to the Mortgagee. All policies of insurance shall contain a provision forbidding cancellation of such insurance either by the carrier or by the insured until at least 30 days after written notice of the proposed cancellation is given by registered mail, return receipt requested, to the Mortgagee; and whenever any insurance is to expire for any reason, the Mortgagor will deliver to the Mortgagee, at least 30 days prior to such expiration, a renewal or replacement policy or certificate thereof, complying with all of the conditions of this Section, marked "premium paid" or accompanied by other evidence of payment satisfactory to the Mortgagee. If the Mortgagor defaults in so insuring the Mortgaged Premises or in so delivering the policies, the Mortgagee may, at its option, effect such insurance and pay the premiums therefor, and the Mortgagor will reimburse the Mortgagee on demand for any premiums so paid, with interest from the time of payment by the Mortgagee, all as provided in Section 4 below, and the same shall be secured by this Mortgage. In the event of damage to or destruction of all or any part of the Mortgaged Premises, the Mortgagor shall proceed forthwith to repair, restore and replace the Mortgaged Premises to substantially their condition immediately prior to such event or to a condition of at least equivalent value (and in any event to such condition and within such time period as shall be required in order to avoid any default under any leases, agreements or other restrictions affecting the Mortgaged Premises), regardless of whether or not the proceeds of any or all policies of insurance covering such damage or destruction are sufficient to pay the entire cost thereof; provided that the Mortgagor will be relieved of the obligation to repair, restore and replace the Mortgaged Premises if, within the 30-day period described in the fifth sentence of the next following paragraph, the Mortgagor pays in full the principal of and interest on the Ohio Term Loan and all other charges now or hereafter owed by the Mortgagor in respect of the Ohio Term Loan. Provided that no Event of Default (as defined in the Loan Agreement) then exists under the Loan Agreement, the Mortgagee will make available to the Mortgagor the Net Proceeds (defined below) for the purpose of paying the Ohio Term Loan.

     Following any damage to or destruction of the Mortgaged Premises, the parties shall cooperate in order to recover any applicable proceeds of insurance under this Section 2, with the Mortgagor to have primary responsibility to recover the proceeds. Such proceeds shall be paid to the Mortgagee. From such proceeds, if any, as are actually received by the Mortgagee, the Mortgagee shall provide for the payment or reimbursement of its reasonable expenses of obtaining the recovery as reasonably determined by the Mortgagee. The Mortgagee shall then give notice to the Mortgagor of such expenses and of the amount of the remaining proceeds actually held by the Mortgagee (the "Net Proceeds"). If the Mortgagor desires to use any or all of the Net Proceeds for repair, restoration or replacement of the Mortgaged Premises, the Mortgagor shall request same from the Mortgagee within 30 days after receipt of the aforesaid notice of the amount of the Net Proceeds. Provided that all of the below-described Readvancement Conditions shall have been satisfied as at the time of each release of all or any portion of the Net Proceeds, the Mortgagee, subject to the other requirements described below, will permit the use of the Net Proceeds, to the extent required, for such repair, restoration and replacement. As used herein, the term "Readvancement Conditions" means each of the following: (1) no Event of Default, nor any event or circumstance which with the passage of time or giving of notice or both could become an Event of Default, shall have occurred and be then continuing, and (2) the Net Proceeds, in the reasonable opinion of the Mortgagee, shall be sufficient for the purpose of the required repair, restoration and replacement (or, if insufficient, the Mortgagor shall have deposited with the Mortgagee, for application as provided in this Section, additional funds in the amount of such insufficiency). Any disbursement of such Net Proceeds and such additional funds, if any, will be made subject to the reasonable requirements of the Mortgagee, including, without limitation, requirements as to certification by an architect, approval of plans, obtaining waivers of liens, and the receipt of requisitions, title endorsements, affidavits and opinions in form and substance satisfactory to the Mortgagee. If
(i) for any reason the Mortgaged Premises are not so repaired, restored and replaced promptly (subject to such reasonable extensions of the time to complete such repair, restoration and replacement as the

Mortgagor may reasonably request as a result of FORCE MAJEURE events) or (ii) if there shall be any of such Net Proceeds or additional funds remaining after such repair, restoration and replacement have been fully completed, then, in either such case, the Net Proceeds and additional funds, if any (or the balance thereof so remaining) are to be applied against payment of the Ohio Term Note and the obligations arising under the Ohio Term Loan secured hereby or outstanding under the Loan Agreement as it relates to the Ohio Term Loan or (at the option of the Mortgagee) held as further security for such debt and obligations. If the Ohio Term Loan is paid in full and no Event of Default exists under the Loan Agreement, such amounts will be released to the Mortgagor. If any of the Readvancement Conditions shall not have been satisfied at any time when any Net Proceeds remain in the control of the Mortgagee, the Mortgagee may, in its sole discretion, either apply the Net Proceeds and additional funds, if any, within its control to the outstanding debt and obligations secured hereby or outstanding under the Loan Agreement and/or hold same as further security for such debt and obligations and/or use any or all of such Net Proceeds and additional funds, if any, for the repair, restoration or replacement of the Mortgaged Premises.

     The Mortgagor hereby grants to the Mortgagee full power and authority, as attorney-in-fact irrevocable of the Mortgagor, to act after the occurrence of an Event of Default in order to cancel or transfer the insurance described in this
Section 2, to collect and endorse any checks issued in the name of the Mortgagor and to retain any premium or proceeds and to apply the same to the debt secured hereby. Upon default by the Mortgagor hereunder and exercise by the Mortgagee of any of its rights or remedies hereunder, each such insurance policy, including the right to unearned premiums, shall become property of the Mortgagee.

     3. No building or other property now or hereafter covered by the lien of this Mortgage shall be removed, demolished or materially altered or enlarged, nor shall any new building be constructed without the prior written consent of the Mortgagee (such consent not to be unreasonably withheld), except that the Mortgagor shall have the right, without such consent, to remove and dispose of, free from the lien of this Mortgage, such Equipment as from time to time may become worn out or obsolete, provided that simultaneously with or prior to such removal any such Equipment shall be replaced with other Equipment of a value at least equal to that of the replaced Equipment, with such replacement Equipment to be subject to the lien of this Mortgage.

     4. In the event of any default in the performance of any of the Mortgagor's covenants or agreements herein, whether or not an Event of Default shall have occurred, the Mortgagee may, at the option of the Mortgagee, upon reasonable advance notice to the Mortgagor, perform the same, and the Mortgagee may also take all such actions as it deems desirable to prevent or cure any situation or circumstance which might, with the passage of time or giving of notice or both, become an Event of Default. The costs of any and all performance and actions taken under this Section 4 shall be paid by the Mortgagor to the Mortgagee on demand, with interest at a rate per annum equal to 2% plus the Prime Rate, as from time to time in effect, such interest to accrue from the date such cost is incurred by the Mortgagee through the date of payment by the Mortgagor, and all such costs and such interest shall be secured by this Mortgage. As used herein, "Prime Rate" shall mean that rate of interest per annum from time to time announced by

Fleet National Bank or any successor thereto as being its prime rate, it being understood that such rate is merely a reference rate, not necessarily the lowest, which serves as the basis upon which effective rates of interest are calculated for obligations making reference thereto.

     5. The Mortgagor will pay, not later than the date when due without interest or penalty, all taxes, excises, assessments, water rates, sewer rents and other charges and any lien now or hereafter assessed or levied against the Mortgaged Premises or any part thereof, or with respect to or relating in any way to the Mortgagor's interest therein or use and occupancy thereof, or the debt, obligations or performance secured by this Mortgage; provided that the Mortgagor shall not be required to pay any such tax, excise, assessment, water rate, sewer rent or other charge or lien which is being contested in good faith and by proper proceedings which serve as a matter of law to stay the enforcement of any remedy of the taxing authority or claimant and as to which the Mortgagor shall have set aside on its books adequate reserves. The Mortgagor shall pay in a timely manner all of the costs and expenses of operation, maintenance and upkeep of the Mortgaged Premises, including all charges for electricity, water, gas, sewer rents and charges, telephone, heat, air conditioning, if any, and all other utility services used or consumed in or upon the Mortgaged Premises; provided that the Mortgagor shall not be required to pay any such cost, expense or charge which is being contested in good faith and by proper proceedings, as to which no lien has been asserted and as to which the Mortgagor shall have set aside on its books adequate reserves. Upon request of the Mortgagee, the Mortgagor will exhibit to the Mortgagee receipts for the payment of all items specified in this Section on or prior to the date when payment of same shall be required hereunder.

     6. The Mortgagor warrants the title to the Mortgaged Premises, subject only to the exceptions (if any) contained in the lender's title policy delivered to the Mortgagee and accepted by the Mortgagee in connection with this Mortgage.

     7. In case of any sale under this Mortgage, by virtue of judicial proceedings or otherwise, the Mortgaged Premises may be sold in one parcel and as an entirety or in such parcels, manner or order as the Mortgagee in its sole discretion may elect. To the extent that any of the Mortgaged Premises shall be deemed collateral subject to Article 9 of the Ohio Uniform Commercial Code (the "UCC"), this Mortgage shall also be deemed the grant of a security interest in such collateral, which may be foreclosed in accordance with applicable law.

     This instrument is a security agreement filed as a financing statement in order to perfect a fixture filing pursuant to the UCC. The secured party is the Mortgagee, having an address as set forth in the first paragraph of this Mortgage and the debtor is the Mortgagor, having its principal place of business at 265 Olinger Circle, Wilmington, OH and its chief executive offices at 64 Sidney Street, Cambridge, MA. The principal place of business and chief executive offices of the Mortgagor are (and at all times while this Mortgage is in effect will remain) located at the address set forth in the immediately preceding sentence. As to any of the Mortgaged Premises which may now or hereafter constitute fixtures, the real estate concerned is that described in Exhibit A hereto. The Mortgagor is the record owner of such real estate.

     8. In the event of the passage after the date of this Mortgage of any law of the State of Ohio deducting from the value of real property for the purposes of taxation any lien thereon or changing in any way the laws for the taxation of mortgages or debts secured by a mortgage for state or local purposes or the manner of the collection of any such taxes, and imposing a tax, either directly or indirectly, on this Mortgage or any of the obligations secured hereby, the Mortgagee shall have the right to declare an Event of Default to exist under this Mortgage as of a date to be specified by not less than 90 days' written notice to be given to the Mortgagor by the Mortgagee; provided, however, that such declaration shall be ineffective if the Mortgagor is permitted by law to pay the whole of such tax in addition to all other payments required hereunder and if the Mortgagor, prior to such specified date, does pay such tax and agrees to pay any such tax when thereafter levied or assessed against the Mortgaged Premises, and such agreement shall constitute a modification of this Mortgage. If at any time any law or court decree prohibits the performance of any obligation undertaken in this Mortgage by the Mortgagor, or provides that any amount to be paid hereunder by the Mortgagor (other than under Section 1 of this Mortgage) must be credited against the Mortgagor's obligations under the Notes or the Loan Agreement, the Mortgagee shall have the right, upon not less than 90 days' prior written notice to the Mortgagor, to declare an Event of Default to exist under this Mortgage.

     9. If the Mortgagee shall incur or expend any sums, including reasonable attorneys' fees, whether in connection with any action or proceeding or not, to sustain the lien of this Mortgage or its priority, or to protect or enforce any of its rights hereunder, or to recover any indebtedness hereby secured, all such sums shall on notice and demand be paid by the Mortgagor, together with interest thereon at a rate equal to 2% plus the Prime Rate, as from time to time in effect, from the date incurred by the Mortgagee through the date of payment by the Mortgagor, and all such sums and such interest shall be a lien on the Mortgaged Premises prior to any right or title to, interest in, or claim upon, the Mortgaged Premises subordinate to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage.

     10. The Mortgagor will maintain the Mortgaged Premises and the Equipment in good and serviceable condition and in at least as good condition and repair as same were on the date hereof or in such better condition as same may thereafter be put (ordinary wear and tear excepted but damage from casualty expressly not excepted), and will not commit or suffer any waste of the Mortgaged Premises. The Mortgagor will comply with and cause to be complied with in all material respects all subdivision, building, zoning and land use, environmental protection, sanitary and safety laws, rules and regulations applicable to the Mortgaged Premises, as well as all laws, rules, regulations and other requirements of any governmental authority affecting the Mortgaged Premises or the use thereof and the requirements of any fire insurance rating association or similar body having jurisdiction. In the event of any damage or destruction to the Mortgaged Premises or any portion thereof, by casualty or other cause, including, without limitation, as the result of any proceeding of the character referred to in Section 12, the Mortgagor shall (subject to its ability described in Sections 2 and 12 to be relieved of this obligation if it repays the principal of and interest on the Ohio Term Loan and all charges now or hereafter owed by the Mortgagor in respect of the Ohio Term Loan) proceed forthwith to repair, restore and replace the Mortgaged Premises to substantially its condition immediately prior to such event or to a condition of at least equivalent value (and in any event to such condition and within such time period as shall be required in order to avoid any default under any leases, agreements or other restrictions affecting the Mortgaged Premises), regardless of the availability or sufficiency of insurance proceeds. The Mortgagor will not initiate, join in or consent to any change in any private restrictive covenant, zoning ordinance or other public or private restrictions limiting or defining the uses which may be made of the Mortgaged Premises or any part thereof without the prior written consent of the Mortgagee, such consent not to be unreasonably withheld.

     11. This Mortgage shall secure, inter alia, the payment of the Notes, including any and all advances made by the Mortgagee thereunder, and any and all additional indebtedness of the Mortgagor to the Mortgagee, incurred or becoming payable under the provisions hereof or otherwise, and whether as future advancements or otherwise, together with any renewals or extensions of any of the Notes.

     12. Notwithstanding any taking by eminent domain, alteration of the grade of any street or other injury to or decrease in value of the Mortgaged Premises by any public or quasi-public authority or corporation, the Mortgagor shall continue to pay interest on the entire principal sum secured until the award or payment for any such taking, injury or decrease in value shall have been actually received by the Mortgagee and applied to the debt secured hereby and any reduction in the principal sum resulting from the application by the Mortgagee of such award or payment as hereinafter set forth shall be deemed to take effect only on the date of such receipt. In the event of any such taking, injury or decrease in value, the parties shall cooperate as in Section 2 in order to recover any applicable proceeds. Such proceeds shall be paid to the Mortgagee. The Mortgagee shall make appropriate deductions from such proceeds, if any, as are actually received by it as in the case of insurance proceeds and shall give notice to the Mortgagor of such deductions and of the amount of the net proceeds remaining and actually held by the Mortgagee (the "Eminent Domain Net Proceeds"). Following any such taking, injury or decrease in value, the Mortgagor shall proceed forthwith to repair, restore and replace the Mortgaged Premises to as nearly as possible its condition immediately prior to such event or to a condition of at least equivalent value (and in any event to such condition and within such time period as shall be required in order to avoid any default under any leases, agreements or other restrictions affecting the Mortgaged Premises), regardless of whether or not the Eminent Domain Net Proceeds resulting from such taking, injury or decrease in value are sufficient to pay the cost thereof; provided that the Mortgagor will be relieved of the obligation to repair, restore and replace the Mortgaged Premises if, within the 30-day period described in the first sentence of the next following paragraph, the Mortgagor pays in full the principal of and interest on the Ohio Term Loan and all other charges now or hereafter owed by the Mortgagor in respect of the Ohio Term Loan. Provided that no Event of Default (as defined in the Loan Agreement) then exists under the Loan Agreement, the Mortgagee will make available to the Mortgagor the Eminent Domain Net Proceeds (defined below) for the purpose of paying the Ohio Term Loan.

     If the Mortgagor desires to use any or all of the Eminent Domain Net Proceeds for repair, restoration or replacement of the Mortgaged Premises, it shall request same from the Mortgagee within 30 days after receipt of the aforesaid notice of the amount of the Eminent Domain Net Proceeds. Provided that all of the Readvancement Conditions (as defined in Section 2) shall have been satisfied as at the time of each release of all or any portion of the Eminent Domain Net Proceeds, the Mortgagee, subject to the other requirements described below, will permit the use of the Eminent Domain Net Proceeds to the extent required for such repair, restoration and/or replacement. Any disbursement of such Eminent Domain Net Proceeds and additional funds, if any, deposited with the Mortgagee will be made subject to the reasonable requirements of the Mortgagee, including, without limitation, requirements as to certification by an architect, approval of plans, obtaining waivers of liens, and the receipt of requisitions, title endorsements, affidavits and opinions in form and substance satisfactory to the Mortgagee. If (i) for any reason the Mortgaged Premises are not so repaired, restored and replaced promptly (subject to such reasonable extensions of the time to complete such repair, restoration and replacement as the Mortgagor may reasonably request as the result of FORCE MAJEURE events), or (ii) if there shall be any of such Eminent Domain Net Proceeds or additional funds remaining after such repair, restoration and replacement have been fully completed then, in either such case, the Eminent Domain Net Proceeds and additional funds, if any (or the balance thereof so remaining) are to be applied against payment of the Ohio Term Note and the obligations secured hereby arising under the Ohio Term Loan or outstanding under the Loan Agreement as it relates to the Ohio Term Loan or (at the option of the Mortgagee) held as further security for such debt and obligations. If the Ohio Term Loan is paid in full and no Event of Default exists under the Loan Agreement, such amounts will be released to the Mortgagor. If any of the Readvancement Conditions shall not have been satisfied at any time when any Eminent Domain Net Proceeds remain in the control of the Mortgagee, the Mortgagee may, in its sole discretion, either apply the Eminent Domain Net Proceeds and additional funds, if any, within its control to the outstanding debt and obligations secured hereby or outstanding under the Loan Agreement and/or hold same as further security for such debt and obligations and/or use any or all of such Eminent Domain Net Proceeds and additional funds, if any, for the repair, replacement, restoration or reconstruction of the Mortgaged Premises. If, prior to the receipt by the Mortgagee of any award or payment as hereinabove in this Section 12 provided, the Mortgaged Premises shall have been sold on foreclosure of this Mortgage, the Mortgagee shall have the right to receive said award or payment to the extent of any deficiency found to be due upon such sale, with interest thereon at a rate equal to 2% plus the Prime Rate, as from time to time in effect, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied, and of the reasonable counsel fees, costs and disbursements incurred by the Mortgagee in connection with the collection of such award or payment.

     13. The Mortgagee and any persons authorized by the Mortgagee shall have the right to enter the Mortgaged Premises at all reasonable times upon reasonable notice to inspect same and/or to exercise any of Mortgagee's rights under this Mortgage.

     14. Any rents arising from or relating to the Mortgaged Premises or any of same are hereby assigned to the Mortgagee as further security for the debt and obligations now or from time to time secured hereby. Except as expressly provided in the immediately preceding sentence, the Mortgagor will not assign the whole or any part of the rents arising from or relating to the Mortgaged Premises, and any purported assignment thereof shall be null and void. Further, upon demand, the Mortgagor will transfer and assign to the Mortgagee, in form and substance satisfactory to the Mortgagee, the lessor's interest in any lease now or hereafter affecting the whole or any part of the Mortgaged Premises. The Mortgagor shall not, without the prior written consent of the Mortgagee, sell, convey, alienate, mortgage, transfer or suffer the transfer (whether voluntary or involuntary) of, or the imposition of any lien or encumbrance with respect to, legal title to or any beneficial interest in the Mortgaged Premises or any portion thereof, and will not without the prior written consent of the Mortgagee (such consent not to be unreasonably withheld) lease, license or permit any other person to use or occupy the whole or any part of the Mortgaged Premises, but no such consent by the Mortgagee shall in any event be deemed a waiver or release of any of the provisions of this Section nor a consent to any such sale, conveyance, alienation, mortgage, transfer, leasing, licensing or permission to use or occupy any of the Mortgaged Premises on any future occasion, and no such consent nor any such sale, alienation, mortgage, conveyance, transfer, leasing, licensing or permission shall release or discharge the Mortgagor from any obligations or liabilities hereunder, all of which shall continue to be direct and primary in any event.

     15. The Mortgagee shall have the right from time to time to enforce any legal or equitable remedy against the Mortgagor and to sue for any sums, whether interest, principal or any installment thereof, taxes, or any other sums required to be paid under the terms of this Mortgage, as the same become due, without regard to whether or not the principal sum secured by this Mortgage shall be due and without prejudice to the right of the Mortgagee thereafter to enforce any appropriate remedy against the Mortgagor, including an action of foreclosure, or any other action for a default or defaults by the Mortgagor existing at the time such earlier action was commenced.

     16. An Event of Default shall be deemed to exist hereunder if one or more of the following events shall have occurred:

     (a) The Mortgagor shall fail to make any payment required under any Note and/or this Mortgage on the date when due (after the expiration of any applicable grace or cure period); or

     (b) Any representation or warranty made herein, in the Loan Agreement or in any report, certificate, financial statement or other instrument now or hereafter furnished to the Mortgagee by or on behalf of the Mortgagor shall prove to have been false or misleading in any material respect on the date when made; or

     (c) The Mortgagor shall fail to observe or perform, or there shall occur a breach of, any of the covenants, conditions or obligations set forth in Sections 2, 5 (first sentence only) and/or 14 of this Mortgage; or

     (d) The Mortgagor shall fail to observe or perform, or there shall occur a breach of, any of the covenants, conditions or obligations set forth in the second sentence of Section 10 and such failure or breach shall continue uncured for 30 days after the Mortgagor first knows of (or reasonably should know of) the circumstances constituting such failure or breach; provided that if such failure or breach is of such a nature that it cannot reasonably be remedied within such 30-day period, no Event of Default will be deemed to have occurred under this clause (d) if the

Mortgagor (i) commences within such 30-day period the steps necessary to effect such remedy, (ii) diligently thereafter prosecutes such steps to completion of the remedy and at all times takes all such steps as may be required to avoid any jeopardy to the Mortgagor's right to use any material portion of the Mortgaged Premises or to engage in any activity material to the Mortgagor's business, and
(iii) in any event remedies each such failure and breach within 180 days after the date when the Mortgagor first knows of (or reasonably should know of) the circumstances constituting same or within such shorter time period as may be required in order to avoid any such jeopardy to the Mortgagor's right to use any material portion of the Mortgaged Premises or to engage in any activity material to the Mortgagor's business; or

     (e) The Mortgagor shall fail to observe or perform, or there shall occur a breach of, any covenant, condition or obligation contained in this Mortgage other than as described in clauses (a), (b), (c) or (d) above and such failure or breach is not remedied within 30 days after written notice to the Mortgagor; or

     (f) Any "Event of Default" shall occur under the Loan Agreement or any failure, default or Event of Default shall exist, and shall continue beyond the expiration of any applicable notice and/or grace period, under any note, loan agreement, contract, understanding or other agreement now existing or hereafter arising to which Alkermes and/or the Mortgagor solely, jointly or severally, is a party and which is made with or for the benefit of the Mortgagee and/or any affiliate of the Mortgagee, in any capacity; or

     (g) The Mortgagor shall (except as hereinabove expressly provided or except as the Mortgagee may otherwise expressly approve in writing) lease, sell, convey, alienate, mortgage, transfer, or suffer the transfer (whether voluntary or involuntary) of, or imposition of any lien or encumbrance (other than any mechanics' lien or other similar lien for work performed at the Mortgaged Premises which is bonded off or discharged within 30 days of the attachment thereof) with respect to, legal title to or any beneficial interest in the Mortgaged Premises or any portion thereof; or

     (h) At any time this Mortgage shall not constitute a good and valid, fully perfected lien on all of the Mortgaged Premises; or

     (i) The Mortgagee shall have declared an Event of Default to exist under
Section 8 of this Mortgage and such declaration shall not have become ineffective due to the Mortgagor's payment and agreement to pay as provided in said Section 8 or the Mortgagee shall have declared an Event of Default to exist pursuant to Section 23.

     17. Upon the occurrence of any Event of Default hereunder, the Mortgagee may exercise any or all of the following remedies, in addition and without prejudice to, and without limiting or otherwise impairing, any other rights and remedies provided by law or this Mortgage or any other agreement between the Mortgagor and the Mortgagee (including, without limitation, rights and remedies under the Loan Agreement):

     (a) The Mortgagee may by written notice to the Mortgagor declare immediately due and payable the principal amount of each of the Notes and all interest accrued thereon or thereafter to accrue to the date of payment, as well as all other amounts secured hereby, whereupon such principal, interest and other amounts shall become immediately due and payable without any further action or notice.

     (b) The Mortgagee may by written notice to the Mortgagor declare an Event of Default to exist under the Loan Agreement, whereupon the Mortgagee may exercise any or all of the rights contained therein.

     (c) The Mortgagee may at any time enter the Mortgaged Premises without being liable for any prosecution or damages therefor, may take complete and peaceful possession of the Mortgaged Premises, may receive the rents, if any, therefor, including those past due as well as those accruing thereafter and may remove all persons therefrom; and the Mortgagor covenants that in any such event it will peacefully and quietly yield up and surrender the Mortgaged Premises. Entry under this Section shall not operate to release the Mortgagor from any sums to be paid or covenants or agreements to be performed under this Mortgage. The Mortgagee may make such repairs or alterations to the Mortgaged Premises as it may deem necessary or desirable. The Mortgagor shall be liable to the Mortgagee for the reasonable cost of such repairs or alterations and all expenses of sale shall be added to the debt secured by this Mortgage. Further, upon entry as aforesaid, the Mortgagee may take over and assume the management, operation and maintenance of the Mortgaged Premises and expend such sums out of the rents or other income of the Mortgaged Premises as the Mortgagee in its sole discretion may deem reasonably advisable, all to the maximum extent which the Mortgagor might have done had no such entry occurred, including, without limitation, the right to enter into new leases, to cancel or surrender existing leases, to alter or amend the terms of existing leases, to renew existing leases, or to make concessions to or deal in any way with tenants or occupants of all or any of the Mortgaged Premises. Upon such entry, the Mortgagor will pay over to the Mortgagee all security deposits and will cooperate in all reasonable ways in the Mortgagee's collection of rents, including, without limitation, execution of a written notice to each lessee or occupant directing that rent be paid directly to the Mortgagee. The Mortgagee shall not be accountable for more moneys than it actually receives from the Mortgaged Premises; nor shall it be liable for failure to collect rents or enforce other obligations. The Mortgagee reserves within its own discretion the right to determine the method of collection and the extent to which enforcement of collection of delinquent rents or the eviction of delinquent tenants shall be prosecuted.

     (d) The Mortgagee shall have the right, with or without an entry as aforesaid, to bring an action under the applicable statutes of Ohio relating to foreclosure and, pursuant to such statutes may cause the sale of the Mortgaged Premises or any part or parts of the same, either as a whole or in parts or parcels, together with any improvements that may be thereon, by public auction in accordance with the statutes of the State of Ohio relating to the foreclosure of a mortgage, and may convey the same by proper deed or deeds or bill or bills of sale to the purchaser or purchasers absolutely and in fee simple; and such sale shall forever bar the Mortgagor and all persons claiming under it from all right and interest in the Mortgaged Premises, whether at law or in equity. The Mortgagor covenants with the Mortgagee that the

Mortgagor, in case a sale shall be made upon foreclosure, will upon request execute, acknowledge and deliver to the purchaser or purchasers a deed or deeds of release confirming such sale, and the Mortgagee is irrevocably appointed the Mortgagor's attorney to execute and deliver to said purchaser such a deed or deeds and a full transfer of all policies of insurance on the Mortgaged Premises at the time of such sale. In the event that the Mortgagee in the exercise of its powers herein given elects to sell in parcels, such sales may be held from time to time and such powers shall not be exhausted until all of the Mortgaged Premises shall have been sold.

     (e) The Mortgagee may exercise all of the rights and remedies of a secured party under the UCC with respect to that portion of the Mortgaged Premises which is or may be treated as collateral under the UCC, including, without limitation, the Equipment, and the Mortgagee may deal with same as collateral under the UCC or as real property as provided in this Section, or in part one and in part the other, to the extent permitted by law. Such rights shall include the following:

          (i) The Mortgagee may enter upon the Mortgaged Premises and may take possession of such collateral or render such collateral unusable by process of law or peaceably without process of law. In such event the Mortgagor shall peacefully and quietly yield up and surrender such collateral and shall upon request from the Mortgagee assemble it and make it available to the Mortgagee at a place designated by the Mortgagee which is reasonably convenient to the Mortgagor and the Mortgagee.

          (ii) The Mortgagee may dispose of all or any part of such collateral on the Mortgagor's premises or elsewhere without any liability to the Mortgagor for any damage whatsoever; provided, however, that every aspect of any such disposition by the Mortgagee, including the method, manner, time, place and terms, must be commercially reasonable. Notice given to the Mortgagor at least 7 days before an event shall constitute reasonable notification of such event under UCC ss.9-504(3). Any proceeds of any disposition of any of such collateral may be applied by the Mortgagee to the payment of expenses in connection with the disposition of the collateral, including reasonable attorneys' fees, and then to the other obligations secured hereby.

     (f) The Mortgagee, with or without entry under this Section, may collect and receive all rents accruing under any lease of the Mortgaged Premises or any portion thereof, including amounts past due, as well as those accruing thereafter. In the event of a foreclosure sale, neither the Mortgagee nor any person claiming under it shall have any obligation to account to the Mortgagor for any rents accruing from the Mortgaged Premises or any part thereof after such sale.

     (g) The Mortgagee may have a receiver appointed to enter and take possession of the Mortgaged Premises, collect the rents therefrom, and apply the same as the court may direct, and the Mortgagee shall be entitled to the appointment of such a receiver as a matter of right, without consideration of the value of the Mortgaged Premises as security for the amounts due hereunder, or the availability of other collateral, or the solvency of any person or other entity liable for the payment of such amounts. Such receiver may also take possession of, and for these purposes use, any and all Equipment and other personal property of the Mortgagor contained in or on the

Mortgaged Premises. The expense (including receiver's fees, counsel fees, costs and agents' compensation) incurred pursuant to the powers herein contained shall be secured hereby. The right to enter and take possession of the Mortgaged Premises, to manage and operate the same, and to collect the rents thereof, whether by a receiver or otherwise, shall be cumulative with any other right or remedy hereunder or afforded by law, and may be exercised concurrently therewith or independently thereof. The Mortgagee or any such receiver shall be liable to account only for such rents actually received by it, less the Mortgagee's or such receiver's costs and expenses, as aforesaid, and neither the Mortgagee nor such receiver shall be under any obligation to collect any such rents, nor will the Mortgagee or such receiver be liable to the Mortgagor for any other act or omission upon such entry and taking possession of the Mortgaged Premises.

     18. Any failure by the Mortgagee to insist upon the strict performance by the Mortgagor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and the Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by the Mortgagor. Neither the Mortgagor nor any other person now or hereafter obligated for the payment of the whole or any part of the sums now or hereafter secured by this Mortgage shall be relieved of such obligation by reason of the failure of the Mortgagee to comply with any request of the Mortgagor or by reason of the failure of the Mortgagee to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage or of any obligations secured by this Mortgage, or by reason of the release, regardless of consideration, of the whole or any part of the security held for the indebtedness secured by this Mortgage, or by reason of any agreement or stipulation between any subsequent owner or owners of the Mortgaged Premises and the Mortgagee extending the time of payment or modifying the terms of any of the Notes or the terms of this Mortgage without first having obtained the consent of the Mortgagor or such other person obligated as to the sums secured hereby, and, in the latter event, the Mortgagor and all such other persons shall continue liable to make such payments according to the terms of any such agreement of extension or modification unless expressly released and discharged in writing by the Mortgagee. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Premises, the Mortgagee may release the obligation of anyone at any time liable for any of the indebtedness secured by this Mortgage or any part of the security held for such indebtedness and may extend the time of payment or otherwise modify the terms of any of the Notes and/or this Mortgage without impairing or affecting the lien of this Mortgage or the priority of such lien, as security for the payment of such indebtedness, as it may be so extended or modified, over any subordinate lien. The Mortgagee may resort for the payment of the indebtedness secured hereby to any other security therefor held by the Mortgagee in such order and manner as the Mortgagee may elect.

     19. The Mortgagor, upon request from the Mortgagee after the occurrence of any Event of Default, will pay to the Mortgagee, on the first day of each and every month thereafter ensuing, in addition to any other payments required hereunder and/or the Notes, an amount equal to 1/12th of all insurance premiums required hereunder and all taxes and assessments on or against the Mortgaged Premises to become payable during the ensuing 12 months, as estimated from time to time by the Mortgagee (but with the first such payment to be in such amount as shall, with the succeeding payments, be sufficient to pay all such amounts at least 30 days before they become due and payable), such sums to be held by the Mortgagee (but without any obligation to pay interest thereon, except to the extent required by law) and applied to the payment of such premiums, taxes and assessments. If the sums collected under this Section are insufficient to pay the amounts of such premiums, taxes and assessments as they become due and payable, then the Mortgagor shall pay to the Mortgagee promptly upon demand any amount necessary to make up the deficiency on or before the date when such amounts shall be due. Any amount collected hereunder from time to time, until the same shall be applied as above provided, shall constitute additional collateral security for the indebtedness secured by this Mortgage; and in the event of any Event of Default, any part or all of such amounts may be applied by the Mortgagee, at its option, to any part of the indebtedness secured by this Mortgage.

     20. The rights of the Mortgagee arising under the clauses and covenants contained in this Mortgage shall be separate, distinct and cumulative and none of them shall be in exclusion of the others; and no act of the Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding.

     21. Wherever used in this Mortgage, unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, the word "Mortgagor" shall mean "Mortgagor and/or any subsequent owner or owners of the Mortgaged Premises, jointly and severally", the word "Mortgagee" shall mean "Mortgagee or any subsequent holder or holders of this Mortgage", the word "person" shall mean "an individual, corporation, partnership or unincorporated association", the word "Mortgaged Premises" shall include the real estate hereinbefore described, together with all Equipment, condemnation awards and any other rights or property interest at any time made subject to the lien of this Mortgage by the terms hereof, pronouns of any gender shall include the other genders, and either the singular or plural shall include the other.

     22. (a) In any circumstance in which the Mortgagee is requested to give its consent for any purpose hereunder, the Mortgagor agrees that such consent may be conditioned upon the payment by the Mortgagor of all reasonable costs and expenses of the Mortgagee (including, without limitation, reasonable attorneys' fees and disbursements) incurred in connection therewith.

     (b) The Mortgagor agrees that, at the request of the Mortgagee, the Mortgagor will execute and deliver all such financing statements, continuation statements and other instruments in form and substance satisfactory to the Mortgagee, and take any and all other action which the Mortgagee may at any time or from time to time deem necessary or desirable to assure it of all rights and remedies intended to be conferred hereby and/or to carry out the purposes of this Mortgage.

     (c) The Mortgagor shall be obligated to pay on demand all reasonable fees and expenses of counsel to the Mortgagee relating to the preparation, execution and delivery of this Mortgage, the Notes and any other documents delivered in connection herewith or the consummation of the transactions contemplated hereby, as well as all costs, fees and expenses of the Mortgagee (including, without limitation, reasonable counsel fees) relating to the administration, interpretation, enforcement or attempted enforcement of all or any of the foregoing instruments, whether or not suit is instituted.

     (d) This Mortgage sets forth the entire agreement of the parties, and no custom, act, forbearance or words or silence at any time, gratuitous or otherwise, shall impose any additional obligation or liability upon any party or waive or release any party from any default or the performance or fulfillment of any obligation or liability or operate as against any party as a supplement, alteration, amendment or change of any term or provision set forth herein, including this Section, unless set forth in a written instrument duly executed by such party expressly stating that it is intended to impose such an additional obligation or liability or to constitute such a waiver or release, or that it is intended to operate as such a supplement, alteration, amendment or change. No waiver or release in any one instance shall operate as a waiver or release or agreement to give such waiver or release thereafter or in any other instance.

     (e) The provisions of this Mortgage are not in derogation or limitation of any obligations, liabilities or duties of the Mortgagor under the Loan Agreement and/or under any other agreement made by the Mortgagor with or for the benefit of the Mortgagee. No inconsistency in default provisions between this Mortgage and the Loan Agreement or any such other agreement will be deemed to create any additional grace period or otherwise derogate from the express terms of each such default provision. No covenant, agreement or obligation of the Mortgagor contained herein, nor any right or remedy of the Mortgagee contained herein, shall in any respect be limited by or be deemed in limitation of any inconsistent or additional provisions contained in the Loan Agreement or any such other agreement.

     23. As used herein, the following terms shall have the following respective meanings:

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 ET SEQ., as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499, 100 Stat. 1613.

     "Environmental Event" means (i) the generation, storage, disposal, removal, transportation or treatment of any Hazardous Substances on any of the Mortgaged Premises; (ii) the receipt by the Mortgagor of any notice or claim of any violation of any Environmental Law or of any action based upon nuisance, negligence or other tort theory alleging liability on the basis of improper generation, storage, disposal, removal, transportation or treatment of Hazardous Substances on any of the Mortgaged Premises; or (iii) the presence or release or threat of release of any Hazardous Substances at or upon any of the Mortgaged Premises that has resulted in contamination or deterioration of any portion of such Mortgaged Premises resulting in a level of contamination greater than the levels permitted or established by any governmental agency having jurisdiction over the Mortgagor or any of the Mortgaged Premises.

     "Environmental Laws" means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or the release or threat of release of any materials into the environment, including, without limitation, Chapters 3734, 3737, 3746 and 3751 of the Ohio Revised Code, CERCLA and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. [Sections]6901-6987.

     "Hazardous Substances" includes "hazardous waste", "hazardous materials", "hazardous substances" and "toxic chemicals" within the meaning of Chapters 3734, 3737, 3746 and/or 3751 of the Ohio Revised Code, "hazardous substances" or "hazardous waste" as defined in CERCLA or in any Environmental Laws, as well as asbestos and materials containing asbestos.

     The Mortgagor represents and warrants that, to the best knowledge of the Mortgagor, there has been no Environmental Event in violation of applicable law, except as otherwise heretofore disclosed in writing to the Mortgagee. The Mortgagor covenants to comply strictly with (and to cause each tenant or occupant of any of the Mortgaged Premises to comply strictly with) the requirements of all Environmental Laws and to notify the Mortgagee promptly of the occurrence of any Environmental Event in violation of applicable law. The Mortgagor hereby covenants to protect, indemnify and hold the Mortgagee harmless from and against all loss, liability, damage and expense, including attorneys' fees, suffered or incurred by the Mortgagee under or on account of any Environmental Laws and relating to the Mortgaged Premises or any portion thereof, including, without limitation, the filing of a lien or claim for recovery of costs against the Mortgaged Premises or the Mortgagor by or in favor of the State of Ohio; but excluding any loss, liability, damage or expense resulting from a release of Hazardous Substances which (i) occurs after foreclosure of this Mortgage or following and during the continuance of entry by the Mortgagee as a mortgagee-in-possession and (ii) does not result from actions taken or circumstances existing prior to such foreclosure or entry, except actions taken or circumstances caused by the Mortgagee.

     In the event that the Mortgagor or any tenant of the Mortgagor shall fail to comply strictly with the requirements of any Environmental Laws and, in the reasonable opinion of the Mortgagee, the effect of such failure (singly or together with all other then existing failures to comply with any Environmental
Laws) could have a material adverse effect on the use, salability or value of the Mortgaged Premises, the Mortgagee may declare an Event of Default to exist under this Mortgage, whereupon the whole sum of principal of and interest on each Note then remaining unpaid shall become immediately due and payable, at the option of the Mortgagee; provided, however, that such declaration of an Event of Default will not be deemed effective if (i) the relevant violations of Environmental Laws are reasonably susceptible of cure within 120 days, (ii) the Mortgagor promptly commences its remedy of each such violation (such remedy being reasonably satisfactory to the Mortgagee), (iii) the Mortgagor diligently prosecutes such remedy to completion and (iv) all such violations are fully remedied within 120 days after such declaration. The Mortgagee, at its election and in its sole discretion, may (but is not obligated to) cure any failure on the part of the Mortgagor or any such tenant to comply with any of the Environmental Laws and, without limitation, may take any the following actions:

     (a) arrange for the prevention and/or clean-up of any Hazardous Substances in or on the Mortgaged Premises, and pay for such prevention and/or clean-up costs and associated costs;

     (b) pay, on behalf of the Mortgagor, any fines or penalties imposed on the Mortgagor by any governmental agency or authority (federal, state or local) in connection with such failure to comply with any of the Environmental Laws; provided that so long as no other Event of Default then exists hereunder, the Mortgagee will not pay on behalf of Mortgagor any such fine or penalty which is being challenged in good faith by the Mortgagor by appropriate legal or administrative proceedings which serve as a matter of law to stay any foreclosure or other enforcement (which proceedings shall be promptly commenced and diligently prosecuted by the Mortgagor) and as to which the Mortgagor has established adequate reserves; and

     (c) make any other payment or perform any other act which will prevent or discharge a lien or claim by or in favor of the State of Ohio or any other federal, state or local governmental agency or authority from attaching to or being asserted against the Mortgaged Premises as a result of an Environmental Event in violation of applicable law.

     The Mortgagee will give the Mortgagor not less than 10 days' prior written notice before acting under any of clauses (a)-(c) above, except that the Mortgagee may act after such shorter notice period as is reasonably practicable or upon no prior notice at all (but with notice immediately following the commencement of such action) in the case of emergency (as reasonably determined by the Mortgagee), including, without limitation, imminent risk of damage to, or forfeiture of, the Mortgaged Premises or any material portion thereof or imminent threat of harm to any person in, on or in the vicinity of the real estate constituting the Mortgaged Premises. Any partial exercise by the Mortgagee of the remedies herein set forth, or any partial undertaking on the part of the Mortgagee to cure the Mortgagor's failure to comply with any of the Environmental Laws, shall not obligate the Mortgagee to complete the actions taken or require the Mortgagee to expend further sums to cure the Mortgagor's noncompliance; neither shall the exercise of any such remedies operate to place upon the Mortgagee any responsibility for the operation, control, care, management or repair of the Mortgaged Premises or make the Mortgagee the "operator" of the Mortgaged Premises within the meaning of any Environmental Laws or a so-called lender in possession. Any amount paid or costs incurred by the Mortgagee as a result of the exercise by the Mortgagee of any of the rights hereinabove set forth shall be paid by the Mortgagor to the Mortgagee on demand, together with interest thereon at the rate equal to 2% plus the Prime Rate, as from time to time in effect, such interest to accrue from the date such amount was paid or cost incurred through the date of payment by the Mortgagor. All such amounts and costs and the interest thereon, until paid, shall be added to and become a part of the obligations secured hereby; and the Mortgagee, by making any such payment or incurring any such costs, shall be subrogated to any rights of the Mortgagor to seek reimbursement from any third parties, including, without limitation, a predecessor-in-interest to the Mortgagor's title who may be a "responsible party" under any Environmental Laws in connection with any Environmental Event.

     The provisions of this Section 23 shall survive payment of the Notes and the discharge of this Mortgage.

     24. All notices hereunder shall be in writing and shall be deemed sufficiently given if sent by registered or certified mail or delivered during business hours as follows: (i) if to the Mortgagor, at 64 Sidney Street, Cambridge, MA 02139, attention: Michael J. Landine, Senior Vice President, (ii) if to the Mortgagee, at 75 State Street, 4th Floor, Boston, MA 02109, attention:
Catherine M. Bruton, Vice President; or in either case to such other address as the party receiving such notice shall have previously designated in writing.

     25. In the event that any provision of this Mortgage or the application thereof to any person, property or circumstance shall be held to any extent to be invalid or unenforceable, the remainder of this Mortgage, and the application of such provision to persons, properties or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby, and each provision of this Mortgage shall be valid and enforceable to the fullest extent permitted by law.

     26. This Mortgage will be governed by and enforced in accordance with the laws of the State of Ohio.

     This Mortgage is also upon the STATUTORY CONDITION, for any breach of which, or for any breach of any other of the covenants, conditions, agreements and obligations of the Mortgagor herein contained, or upon the occurrence of any of the events specified as an Event of Default in this Mortgage or if the whole of the principal sum of and the interest on any of the Notes shall become due, the Mortgagee shall have the right to foreclose this Mortgage in accordance with the applicable statutes of the State of Ohio. The Mortgagor covenants and agrees with the Mortgagee that the Mortgagee is authorized and empowered to do all things permitted to be done by mortgagees under Ohio Revised Code Section 1311.14 and all laws amending or supplementing same that may hereafter be enacted.

     IN WITNESS WHEREOF, this Mortgage has been duly executed, as an instrument under seal, by the Mortgagor and the Mortgagee on the day and year first above written.


CORPORATE SEAL                              ALKERMES CONTROLLED
                                              THERAPEUTICS INC. II

ATTEST:

                                            By: /s/ Michael Landine
/s/ Patricia Allen                             ----------------------------
-----------------------------                  Its Vice President
Assistant Secretary



Signed and acknowledged in
the presence of:

/s/ Diane M. Fucci
----------------------------
Name: Diane M. Fucci


/s/ Debra J. Koufos
-----------------------------
Name: Debra J. Koufos

                                            FLEET NATIONAL BANK


                                            By: /s/ Catherine Bruton
                                               ----------------------------
                                               Its Vice President

                                 ACKNOWLEDGMENTS

Commonwealth of Massachusetts)
County of Middlesex          ) ss.

     Before me, a notary public in and for said County, personally appeared Michael J. Landine, Senior Vice President, and Patricia Allen, Assistant Secretary, known to me to be the persons who, respectively, as Senior Vice President and Assistant Secretary of Alkermes Controlled Therapeutics Inc. II, the corporation which executed the foregoing instrument, signed the same, and they acknowledged to me that they did so sign said instrument in the name and upon behalf of said corporation as such officers, respectively; that the same is their free act and deed as such officers, respectively, and the free and corporate act and deed of said corporation; that they were duly authorized thereunto by its board of directors; and that the seal affixed to said instrument is the corporate seal of said corporation. In testimony whereof, I have hereunto subscribed my name and affixed my official seal, at Cambridge, Massachusetts, this 27 day of September, 1996.


                                      /s/ Debra J. Burke
NOTARIAL SEAL                         -------------------------------
                                      Notary Public
                                      My commission expires: 2/28/97



Commonwealth of Massachusetts)
County of Suffolk            ) ss.

     Before me, a notary public in and for said County, personally appeared Catherine Bruton, known to me to be the person who, as Vice President of Fleet National Bank., the bank which executed the foregoing instrument, signed the same, and he/she acknowledged to me that he/she did so sign said instrument in the name and upon behalf of said bank as such officer; that the same is his/her free act and deed as such officer and the free and corporate act and deed of said bank and that he/she was duly authorized thereunto by its board of directors to do so. In testimony whereof, I have hereunto subscribed my name and affixed my official seal, at Boston, Massachusetts, this 26 day of September, 1996.


                                      /s/ Tammie A. Belt
NOTARIAL SEAL                         ---------------------------------------
                                      Notary Public
                                      My commission expires: January 20, 2000

                                    EXHIBIT A

                                LAND DESCRIPTION
                                ----------------

     The land, with the buildings now or hereafter located thereon situated in Union Township, Clinton County, Ohio, and being part of Military Survey No. 2693 and bounded and described as follows:

     Beginning at a nail (found) in the center of an abandoned runway at the southerly corner of the 23.179 acre tract as recorded in Volume 16, Plat No. 143 of the Clinton County Engineers Record of Land Division; running thence, from said point of beginning, with a line of said 23.179 acre tract, North 41(degree) 41' 25" West 871.86 feet to a 1/2 inch iron pin (set); thence, by a new division line, North 48(degree) 16' 54" East, 754.30 feet to a 1/2 inch iron pin (set); thence, with the lines of the aforesaid 23.179 acre tract, on the following courses: (1) South 41(degree) 43' 06" East 771.86 feet to a 1/2 inch iron pin (found); (2) with the right-of-way line of Olinger Circle, South 48(degree) 16' 54" West 44.00 feet to a 1/2 inch iron pin (found); (3) with the right-of-way line of Olinger Circle, South 41(degree) 43' 06" East 100.00 feet to a 1/2 inch iron pin (found); (4) South 48(degree) 16' 54" West 710.72 feet to the point of beginning. Containing 15.001 acres, more or less.

     This description is the result of a new survey made under the direction of Steven D. Webb, Registered Surveyor No. 7250, by CLINCO Surveyors, Wilmington, Ohio, in February, 1996 as recorded in Volume 26 Plat No. 233, of the Clinton Country Engineers Record of Land Division. The bearings in this description were derived from the survey of the aforesaid 23.179 acre tract.